Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares of China Gerui Advanced Materials Group Limited, and that this Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him, her, or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he, she, or it knows or has reason to believe that such information is inaccurate.

Dated: March 29, 2011

OASIS GREEN INVESTMENTS LIMITED

	By:	/s/ Yuying Lu
	Name:	Yuying Lu
	Title:	Director

YUYING LU

/s/ Yuying Lu

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HONEST JOY GROUP LIMITED

By:	/s/ Kwok Keung Wong
Name:	Kwok Keung Wong
Title:	Director

KWOK KEUNG WONG

/s/ Kwok Keung Wong

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PLUMPTON GROUP LIMITED

By:	/s/ Pinger Zhang
Name:	Pinger Zhang
Title:	Director

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HARRY EDELSON

/s/ Harry Edelson